UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 16, 2016

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2016, the Personnel and Compensation Committee of the Board of Directors (the “P&C Committee”) of Ashland Inc. (the “Company”) authorized the amendment of the Amended and Restated Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (the “SERP”), the Amended and Restated Ashland Inc. Nonqualified Excess Benefit Pension Plan and the Hercules Incorporated Employee Pension Restoration Plan (collectively, the “Executive Excess Plans”) in order to freeze the accrual of benefits under the Executive Excess Plans, effective as of September 30, 2016.  These changes were authorized in connection with the Company’s decision, as approved by the P&C Committee, to freeze the accrual of benefits under the Ashland Hercules Pension Plan.

The majority of salaried employees are currently eligible to participate in the Ashland Inc. Employee Savings Plan, a defined contribution 401(k) plan (the “Savings Plan”).   The Company’s named executive officers and certain other employees are also eligible to participate in the Ashland Inc. Supplemental Defined Contribution Plan for Certain Employees (the “DC Plan”), which  is an unfunded, non-qualified plan that provides defined contribution benefits in excess of the contributions that may be made under Internal Revenue Service rules to the Savings Plan.   Eligible employees whose benefit accruals are frozen under the SERP will participate in the DC Plan for future periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

March 22, 2016	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary